EXHIBIT 10(cccc)

                                   ----------

                               TIREX AMERICA INC.

                                   ----------

                              EMPLOYMENT AGREEMENT

     Employment Agreement, made this 29th day of April 1997, to be effective as of September 1, 1996, by and between

                             Tirex America Inc.
                             3767 Thimens
                             Ville St. Laurent
                             Quebec, Canada H4R 1W4

                             Tirex Canada Inc.
                             3767 Thimens
                             Ville St. Laurent
                             Quebec, Canada H4R 1W4

                                                                (the "Company")*

                                       and

                             Vijay Kachru
                             513 Beaurepaire
                             Beaconsfield, Quebec
                             H9W 3C7

                                                                (the "Employee")

----------

     * Unless context necessarily implies otherwise, all references herein to the "Company" shall be to Tirex America Inc. and Tirex Canada Inc., and all other corporations, partnerships, or other entities, now or in the future controlled by, under common control with, or in control of, Tirex America Inc., jointly and severally.

     Whereas, On September 1, 1996 (the "Effective Date"), pursuant to the informal consent of the Executive Committee of the Board of Directors of the Company, Vijay Kachru was appointed as the Company's Vice President of Market Development. This appointment was confirmed, ratified, and adopted, contemporaneously herewith, in the written unanimous consent of the said Executive Committee of April 29, 1997.

     Whereas, it has at all times since the Effective Date been the intention of the parties to set forth the terms and conditions under which the Employee has been providing services and receiving compensation, but inadvertently such agreement was not put into writing prior to the date hereof;

     Whereas, the Company and the Employee desire that the term of this Agreement begin as at the Effective Date and continue for the three-year period ending on August 31, 1999;

     Whereas, The Company is a "start-up" company in its very early stage of development, with negligible or no hard assets, no income, no operations, and only limited financial resources on hand to finance the development of its technology and the commencement of operations. Its future financial prospects and position are therefore highly contingent and impossible to predict. Based upon the foregoing, unregistered shares of Tirex America's common stock, which cannot be sold into the public market for an extended period of time, have a value which reflects the Company's poor financial position and uncertain future, and can be expected to be saleable by the Company, in arm's length transactions, for not more than fifty percent (50%) of the current market value of the publicly traded stock of Tirex America, or for substantially less.

     Now therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.  Employment

     The Company agrees to employ the Employee and the Employee agrees to accept the employment described in this Agreement.

2.  Duties

     The Employee shall serve as Vice President of Market Development, her powers and duties in that capacity to be such as may be determined by the President and the Board of Directors of the Company. During the term of this agreement, the Employee shall serve also, without additional compensation, in such other offices of the Company to which she may be elected or appointed by the Board of Directors. With respect to all capacities in which the Employee shall serve, she shall report solely to the President of the Company.

3.  Extent of Services

     The Employee shall devote her entire working time, attention, and energies to the performance of her duties and shall not be engaged in any other business activity, whether or not pursued for gain without the consent of the Company. The Employee may invest her personal assets in such form or manner as will not require services on her part. The Employee shall at all times faithfully and to the best of her ability perform her duties under this Agreement. The duties shall be rendered at the Company's office in Ville St.Laurent, Quebec, or at such other place or places and at such times as the needs of the Company may from time-to-time dictate.

4.  Term

     The term of this Agreement shall be deemed to have begun on the Effective Date, and shall continue for the three year period which commenced on the Effective Date and shall end on August 31, 1999. The parties presently anticipate that the employment relationship may continue beyond this three-year term. This Agreement shall not give the Employee any enforceable right to employment beyond this term.

5.  Compensation

     As her entire compensation for the services to the Company, during the term of this agreement, in whatever capacity rendered, the Company shall pay to the Employee a salary in the following amounts:

     (a) through and until March 31, 1998, ninety thousand Canadian dollars (CAN $90,000) per year:

     (b) Commencing as of February 1, 1998, ninety thousand United States dollars (US $90,000) per year.

     The above stated salary will be payable in accordance with the Company's standard payroll procedures. The Employee's performance shall be reviewed every six months with respect to her eligibility for performance-based raises and bonuses, but there is no assurance or expectation that raises or bonuses will be granted or paid. Raises will be granted and bonuses will be paid, if at all, in the sole discretion of the Board of Directors.

6.  Issuance of Stock in Lieu of Base Salary

     6.1 Compensation Shares. In the event that, from time to time, the Board of Directors, in its sole discretion, determines that the Company does not have adequate financial resources to fully compensate the Employee in cash, then the Company's obligation to pay such compensation will be satisfied by the issuance to the Employee of shares of the common stock of Tirex America, Inc., $.001, par value, per share ("Compensation Shares"), which shares shall constitute compensation pursuant to the terms of this Employee Agreement.

     6.2 Valuation. All Compensation Shares will be issued to the Employee at a value equal to fifty percent (50%) of the average of the high and low bid prices of Tirex America's common stock as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the period when such Compensation Shares were earned, or such other value which the Board of Directors, in its sole discretion, shall determine.

     6.3 Registration Rights. From time to time, all or part of the Compensation Shares may be registered by the Company under a Registration Statement on Form S-8, including a Re-offer Prospectus, as and at such time as the Board of Directors of the Company or the executive committee thereof shall determine.

7.  Benefits

     The Employee shall receive medical and dental insurance and other fringe benefits to the extent that such benefits are provided to all full-time, non-union employees of the Company.

8.  Expenses

     The Company shall reimburse the Employee for reasonable, documented, out-of-pocket expenses incurred by the Employee in fulfilling her duties.

9.  Termination

     9.1 For Cause. The Company may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts of dishonesty; (b) material violation by employee of any of her obligations under this Agreement;
(c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse effect on the Employee's ability to carry out her duties under this Agreement or upon the reputation of the Company; (d) conduct involving moral turpitude; (e) gross insubordination or repeated insubordination after written warning by the President of the Company; or (f) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for at least thirty (30) days after written warning by the Board of Directors or the President of the Company. Upon termination for cause, the Company's sole and exclusive obligation will be to pay the Employee her compensation earned through the date of termination, and the Employee shall not be entitled to any compensation after the date of termination.

     9.2 Upon Death. In the event of the Employee's death during the term of the this Agreement, the Company's sole and exclusive obligation will be to pay to the Employee's spouse, if living, or to her estate, if her spouse is not then living, the Employee's compensation earned through the date of death.

     9.3 Upon Disability. The Company may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if she is unable to perform her duties under this Agreement by reason of mental or physical illness or accident for a period of three consecutive months. Upon termination by reason of the Employee's disability, the Company's sole and exclusive obligation will be to pay the Employee her compensation earned through the date of termination.

     9.4 Without Cause. The Company may terminate the Employee's employment without cause at any time after expiration of the three-year term of this Agreement.

10.  Covenant Not to Compete

     10.1 Covenant. At all times during the terms of this Agreement, during any period following the term of this Agreement when the Employee shall continue to be employed by the Company in any capacity whatsoever, and during the one year period after the Employee's employment with the Company has been terminated by either party and for any reason, the Employee will not directly or indirectly:

     (a) enter into or attempt to enter into the "Restricted Business" (as defined below) in the continental United States or Canada;

     (b) induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Company's business; or

     (c) use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Company's business.


     10.2 Indirect Activity. The term "indirectly," as used in Section 7.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venturer, shareholder, or creditor, except a 10% or less equity position in a publicly traded company.

     10.3 Restricted Business. The term "Restricted Business" means any business related to the disintegration of scrap tires, the manufacture of equipment used for such purpose, or the sale or brokerage of the by-products from the disintegration of scrap tires. Nevertheless, the Employee may own not more than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

11.  Severability

     The covenants set forth in Section 10 above shall be construed as a series of separate covenants, one for each county in each of the states of the United States and one for each of the analogous jurisdictions in Canada to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographic scope of one or more of the separate covenants is unreasonably broad, the parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable protectable interests of the Company and the Employee. The substitute provision shall be incorporated into this Agreement. If the parties are unable to agree on a substitute provision, then the invalid or unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.

12.  Confidentiality

     The Employee acknowledges that she will develop and be exposed to information that is or will be confidential and proprietary to the Company. The information includes customer lists, technology designs, plans and information, marketing plans, pricing data, product plans, software, and other intangible information. Such information shall be deemed confidential to the extent not generally known within the trade. The Employee agrees to make use of such information only in the performance of her duties under this Agreement, to maintain such information in confidence and to disclose the information only to persons with a need to know.

13.  Remedies

     The Employee acknowledges that monetary damages would be inadequate to compensate the Company for any breach by the Employee of the covenants set forth in Sections 10 and 12 above. The Employee agrees that, in addition to other remedies which may be available, the Company shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any breach, or both, without the necessity of proving actual damages.

14.  Waiver

     The waiver by the Company of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

15.  Assignment

     This Agreement may be assigned by the Company as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Company under this Agreement. Further, this Agreement may be assigned by the Company to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Company under this Agreement, and provided further that the Company shall then fully guarantee the performance of the Agreement by such affiliate. Employee agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall obtain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance. This Agreement is personal to the Employee and shall not be assigned without written consent of the Company.

16.  Notices

     All notices required or permitted to be given hereunder shall be mailed by certified mail, or delivered by hand or by recognized overnight courier to the party to whom such notice is required or permitted to be given hereunder, in all cases with written proof of receipt required. Any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

     Any notice to the Company or to any assignee of the Company shall be addressed as follows:

                             Tirex America Inc.
                             3767 Thimens, Suite 207
                             Ville St. Laurent
                             Quebec, Canada H4R 1W4

Any notice to Employee prior to May 1, 1997 shall be addressed as follows:

                             Vijay Kachru
                             513 Beaurepaire
                             Beaconsfield, Quebec
                             H9W 3C7

Any notice to Employee on or after May 1, 1997 shall be addressed as follows:

                             Vijay Kachru
                             1598 Pine Avenue West
                             Montreal, Quebec
                             H38 1B4

17.  General

     17.I. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     17.2 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     17.3 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     17.4 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     17.5 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     17.6 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     17.7 Survival of Certain Agreements. The covenants and agreements set forth in Articles 10, 12, and 13 shall all survive the expiration of the term of this Agreement and shall all survive termination of this Agreement and remain in full force and effect regardless of the cause of such termination.

     17.8 Separate Counsel. The parties acknowledge that the Company has been represented in this transaction by Frances Katz Levine, Esq., that the Employee has not been represented in this transaction by the Company's attorney, and the Employee has been advised that it is important for the Employee to seek separate legal advise and representation in this matter.

18.  Prior Agreements

     This Agreement supersedes and cancels any and all prior agreements, whether written or oral, between the parties.

     In Witness Whereof, the parties hereto have executed the above Agreement as of the day and year first above written.

                                         TIREX AMERICA INC.

                                         By /s/ Terence C. Byrne
                                            ---------------------------
                                            Terence C. Byrne, President



                                         TIREX CANADA INC.



                                         By /s/ Terence C. Byrne
                                            ---------------------------
                                            Terence C. Byrne, President





                                            /s/ Vijay Kachru
                                            ---------------------------
                                            Vijay Kachru, Individually